Exhibit 10.1
Other Transactions (OT) Agreement/Modification P00001
OTHER TRANSACTION FOR PROTOTYPE AGREEMENT
BETWEEN
GenVec, Inc.
65 West Watkins Mill Road
Gaithersburg, MD 20878
AND
The Department of Homeland Security
Science & Technology Directorate
Washington, DC 20528

Agreement Number:	HSHQDC-07-9-00004
Modification Number:	P00001
Concerning:	Human Adenovirus Type C, Serotype 5
Replication Deficient Foot-and-Mouth Disease (FMD) Serotype-Specific Vectore Vaccines, and Vectored Biological Immunomodulators

Base Period:
Total Value of Base Period:	$5,976,726
GenVec’s Cost Share/Contribution	$0.00
Government’s Cost Share/Contribution	$5,976,726
Funds Obligated: $5,976,726

Option 1:
Total Value of Option 1:	$5,613,815
GenVec’s Cost Share/Contribution	$0.00
Government’s Cost Share/Contribution	$5,613,815
Funds Obligated: $5,613,815
PR Number:	RSCB-07-00200
Line of Accounting:	NONE000-000-7X-31-01-0 1-002-01-00-0000-00-00-00-0 0-GE-OE-25-11-000000
Authority: Section 831 of the Homeland Security Act of 2002, Public Law 107-296
The Modification of the Agreement is entered into between the United States of America, hereinafter called the Government, represented by The Department of Homeland Security (DHS), and GenVec, Inc., pursuant to and under US Federal law.

FOR GenVec:	FOR DHS:
/s/ GenVec/Date	/s/ OT Agreements Officer/Date
AUG 30 2007

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

The following articles are revised as follows:
ARTICLE II: TERM is amended to add the following:
The period of performance of Option 1 of this agreements starts on date of award and ends on 31 January 2008.
ARTICLE III: STATEMENT OF OBJECTIVES is revised to incorporate the following tasks for Option 1:
I. Background
The Department of Homeland Security (DHS) is committed to using cutting edge technologies and scientific talent in its quest to make America safer. DHS’s Directorate of Science and Technology (S&T) is tasked with researching and organizing the scientific, engineering, and technological resources of the United States and leveraging these existing resources into technological tools to help protect the homeland. In support of this effort, the DHS S&T Plum Island Animal Disease Center (PIADC) in Long Island, NY, is a unique research facility and critical national asset conducting research on diseases of livestock to protect America from terrorists threats directed against agriculture from the intentional introduction of diseases. As defined in Homeland Security Presidential Directive-7 (HSPD-7) and HSPD-9, the Secretary of Homeland Security is responsible for coordinating the overall national effort to enhance the protection of the critical infrastructure and key resources of the United States, including the defense of agriculture and food. To fulfill these requirements, DHS S&T supports programs at PIADC to strengthen the nation’s ability to predict and respond to the incursion of a foreign animal disease.
DHS S&T requires scientific, vaccine development and regulatory services from GenVec, Inc. (GenVec), GenVec is a non-traditional contractor that has core competencies in patent protected technology platforms for replication-defective recombinant adenovirus serotype 5(rAd5) based-vaccines and therapeutic product candidates. GenVec’s technology has been successfully applied to discovery, pre-clinical, and clinical (Phase I-II) trials for human vaccines. GenVec also has experience in Ad5 production (scale-up and downstream processing) with an integrated QA program.
GenVec has held a historical contractual scientific relationship with the USDA ARS on a Foot-and-Mouth Disease Virus (FMDV) countermeasure R&D program. Specifically, USDA and GenVec entered into Specific Cooperative Agreements (SCAs) in 2004-2005 and 2005-2006 to use reasonable commercial efforts to construct, produce and test a rAd5 based vector containing FMDV serotype empty capsids as part of a Plum Island FMD vaccine and immunomodulator program. These SCAs were funded through DHS-USDA interagency agreements and DHS S&T scientists have been involved in the testing and evaluation of several rAd5 based vaccine vectors since 2005. In addition, USDA and GenVec have been interacting through a Collaborative Research and Development

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Agreement (CRADA) since 2004. The objective of the CRADA is to jointly construct and test GenVec Advectors expressing FMD genes and livestock cytokines, and to identify Advectors and complementing cell lines that have the potential to serve as a viral-vectored platform for a new generation of FMD vaccines. DHS S&T scientists have participated in the USDA-GenVec CRADA since 2004 through a DHS-USDA ARS interagency agreement on the joint research and development of FMD countermeasures, such as FMD vaccines and biological immunomodulators.
Based on the successful technical outcome to date of the base year contract agreement (awarded 1 February 2007) and the initiation and acceleration of pre-product development activities at GenVec (originally targeted for option year 1) that has resulted in the acceleration of lead FMD vaccine material for testing, DHS would like to move forward with GenVec and exercise option year 1 to allow uninterrupted continuation and development of the lead FMD vaccine candidate for eventual licensing by USDA Center for Veterinary Biologics. These products would be made available for potential manufacture and procurement by the USDA National Center for Animal Health Emergency Management National Veterinary Stockpile to help accomplish critical mission objectives with regard to live FMDV and vaccine countermeasures against high consequence Foreign Animal Diseases such as those caused by FMDV.
II. Scope of Work
For option year 1, milestone 1*
For option year 1, * milestones 2 and 3 *
For option year 1, milestones 4 and 5 *
For option year 1, milestone 6 *
For option year 1, milestone 7 *
III. Deliverables.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

See Attachment II for detailed list and description of technical data and physical deliverables associated with each of the two revised milestones (milestones 1 and 7).
IV. Other Contract Details
A.	Period of Performance. The period of performance for this revised SOW is a base period from the contract year one option award date to January 31, 2008, with the option to negotiate and award an additional one (1) one-year period. DHS may give subsequent extension notices to GenVec, Inc. in writing for further performance in accordance with the terms of this SOW.

B.	Travel. All travel must be approved by the DHS Technical Representative. All foreign travel must be approved in advance by the ORD Program Manager, DHS Programs, Plans and Budgets (PPB), and the DHS S&T Special Assistant for International Policy.

C.	DHS-Furnished Information.
i.	DHS will provide certain DHS information, materials, and forms unique to DHS to GenVec, Inc. to support certain tasks under this SOW. Delays in the supply of DHS information, materials to GenVec could result in delays to the completion of certain deliverables.

ii.	The DHS S&T Technical Representative identified in this SOW will be the point of contact (POC) for identification of any required information to be supplied by DHS.

iii.	GenVec, Inc. will prepare any documentation according to the guidelines provided by DHS.
E.	Place of Performance. GenVec, Inc. will perform the work under this SOW at their place of R&D business, located in Gaithersburg, MD and through the use of sub-contractors where required as identified in this SOW.

F.	DHS-Furnished Property. DHS property will not be provided to GenVec, Inc. unless otherwise agreed to by the parties of the agreement.

G.	Deliverables. GenVec, Inc. will provide all deliverables identified in this SOW directly to the DHS S&T Technical Representative with a copy of the transmittal letter to the Other Transaction Contracting Officer and as otherwise specified in this SOW.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

H.	Publications. All manuscripts must be approved prior to submission by the DHS S&T Technical Representative at PIADC and by the GenVec Technical Representative with approval not to be unreasonably withheld by either party.

I.	Program Status Report. GenVec, Inc. will deliver a quarterly program status reports to the DHS S&T Technical Representative and DHS S&T Resource Manager containing the following metrics: (1) monthly scientific reports will be delivered to the DHS S&T Technical Representative according to mutually agreed upon format and content requirements; and (2) a monthly report, including financial, schedule, and scope information, risk information and an assessment of performance will be delivered to the DHS S&T Technical Representative and the DHS S&T Resource Manager. Financial data should include monthly expenditures for labor, travel and equipment.

J.	Security Requirements. All work performed under this SOW is unclassified unless otherwise specified by DHS. If classified work is required under this SOW, DHS will provide specific guidance to the contractor as to which work will be conducted in a classified manner and at which classification level. GenVec, Inc. participants will also adhere to applicable government orders, guides, and directives while performing the work hereunder.
V. Points of Contact
GenVec, Inc. Points of Contact (POCs) are as follows:
•	Technical POC(s) — * 65 West Watkins Road Gaithersburg, MD 20878 Phone: * *

•	Financial POC(s) — * 65 West Watkins Road Gaithersburg, MD 20878 Phone: * *
The DHS POCs are as follows:
•	DHS S&T Technical Representative —
* Ag Program Manager

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Department of Homeland Security ATTN: Science and Technology Directorate Washington, DC 20528 * *
•	Resource Manager
* Department of Homeland Security ATTN: Science and Technology Directorate/Office, * Washington, DC 20528 * *
Either party may change its representatives named in this Statement of Work by written notification to the other Party. The Government will effect the change as stated in subparagraph C.4 of Article IV of the Other Transaction Agreement.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

ATTACHMENT I — STATEMENT OF WORK EXECUTION (Option Year 1)
Milestone 1: *
General Approach
*
Adenovector Construction
*
Figure 1 *
Figure 2 *
Figure 3 *
Figure 4 *
Sequencing to Confirm Construction
*
Description of FMD Adenoviral Vaccine Vectors
*
cGMP Vector * Production and Characterization
*
Table 2: *
* Development Studies (New Funding Activity Option year 1)
*
* Potency Studies (New Funding Activity Option Year 1)
*
Milestone 7 — *
Table 9: *
Key Programmatic Steps
*

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Description of * Process
*
Description of GenVec * Program
*
Description of GenVec * Program
*
Conduct * studies in advance of full development process *. Provide material to DHS * testing (New Funding Activity Option Year 1).
*
SOW ATTACHMENT II — LIST OF TECHNICAL AND PHYSICAL
DELIVERABLES
(OPTION YEAR ONE)
*

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

ARTICLE IV: PAYABLE EVENT SCHEDULE AND DELIVERABLES is amended to add the following:
B. Schedule of Payments and Payable Milestones (Phase IIIa):

Milestone	Option 1	Milestone Date
Amount
1	*	*
2	*	*
3	*	*
4	*	*
5	*	*
6	*	*
7	*	*
All other ARTICLES in the agreement remain unchanged and remain in effect during this Option 1 effort.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.